Exhibit (e)

DISTRIBUTION AGREEMENT

AGREEMENT made as of February 20, 2007 between Munder Series Trust (“MST”) and Munder Series Trust II (“MST II”) (each individually, a “Company”, collectively, the “Companies”), having an office at 480 Pierce Street, Birmingham, MI 48009, and Funds Distributor, Inc. (“Distributor”), having an office at 100 Summer Street, Boston, Massachusetts 02110.

WHEREAS, MST is an open-end management investment company organized as a Delaware statutory trust and MST II is an open-end management investment company organized as a Massachusetts business trust and each is registered with the Securities and Exchange Commission (“Commission”) under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, it is intended that Distributor act as the distributor of the shares of beneficial interest (“Shares”) of each series of each Company, as listed on Schedule A, and such series as are hereafter created (all of the foregoing series are individually referred to herein as a “Fund” and collectively as the “Funds”).

NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.	Services as Distributor.

1.1 Distributor will act as agent of each Company on behalf of each Fund for the distribution of the Shares covered by the registration statement of each Company then in effect under the Securities Act of 1933, as amended (“Securities Act”) and the 1940 Act. Nothing herein shall preclude any Company from appointing other agents for sales of the Funds’ Shares. As used in this Agreement, the term “registration statement” shall mean the registration statement of each Company and any amendments thereto, then in effect, including Part A (the Prospectus), Part B (the Statement of Additional Information) and Part C of each registration statement, as filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term “Prospectus” shall mean the then-current form of Prospectus and Statement of Additional Information used by the Funds, in accordance with the rules of the Commission, for delivery to shareholders and prospective shareholders after the effective dates of the above-referenced registration statements, together with any amendments and supplements thereto. Each Company will notify Distributor in advance of any proposed changes to Schedule A to this Agreement.

1.2 Distributor shall undertake such advertising and promotion of the Funds as the Funds and/or the Adviser may reasonably request. Each Company understands that Distributor is now and may in the future be the distributor of the shares of many other investment companies or series, including investment companies having investment objectives similar to those of the Company. Each Company further understands that shareholders and potential shareholders in the Company may invest in shares of such other investment companies. Each Company agrees that Distributor’s obligations to other investment companies shall not be deemed in conflict with its obligations to the Company under this Section 1.2.

1.3 Subject to the last sentence of this Section 1.3 as well as to the Distributor’s obligations under Section 1.4, Distributor shall engage in such activities as reasonably requested by the Funds and/or the Adviser to facilitate the promotion and sale of the Shares, including without limitation entering into dealer agreements and other selling agreements with broker-dealers and other intermediaries; advertising; compensation of underwriters, dealers and sales personnel; the printing and mailing of Prospectuses to prospective shareholders (other than current shareholders); and the printing and mailing of sales literature. Distributor shall have no obligation to make any payments to any third parties, whether as financing of commissions, sales concessions or similar payments; finder’s fees; compensation; or otherwise, unless (1) such payment is a front-end sales load as referenced in Section 3.1 of this Agreement or (2) Distributor has received a corresponding payment from the applicable Fund’s Distribution Plan (as defined in Section 2 of this Agreement), the Fund’s investment adviser (“Adviser”) or from another source as may be permitted by applicable law, and (3) with respect to (2) above, such corresponding payment has been approved by the Company’s Board of Trustees (“Board”) Any payments to the Distributor that are either (a) made pursuant to this Agreement or (b) described in this Agreement shall be deemed to have been approved by the Board.

1.4 In its capacity as distributor of the Shares, Distributor shall ensure that all activities of the Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all applicable rules and regulations promulgated by the Commission thereunder, and all applicable rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934 (“1934 Act”).

1.5 Whenever in their judgment such action is warranted by unusual market, economic or political conditions or by abnormal circumstances of any kind, or as otherwise authorized or permitted by the applicable Prospectus, each Company’s officers may upon reasonable notice instruct the Distributor to decline to accept any orders for or make any sales of the Shares until such time as those officers deem it advisable to accept such orders and to make such sales. Nothing in this Section 1.5 is intended to prevent a Company’s officers from instructing the Funds’ transfer agent to decline to accept any orders for or make any sales of the Shares.

1.6 Each Company agrees to inform the Distributor from time to time of the states in which the Fund or its administrator has registered or otherwise qualified Shares for sale.

1.7 Each Company shall furnish from time to time, for use in connection with the sale of the Shares, such supplemental information with respect to the Funds and the Shares as Distributor may reasonably request; and each Company warrants that the statements contained in any such supplemental information will be accurate in all material respects. Each Company shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds’ books and accounts prepared by the Company, and (b) from time to time such additional information regarding the Funds as the Distributor may reasonably request relating to the distribution of the Funds.

1.8 Each Company, severally and not jointly, represents and warrants to Distributor that: (a) all registration statements, and each Prospectus, filed by the Company with the Commission under the Securities Act and the 1940 Act shall be prepared in conformity with requirements of the Securities Act and the 1940 Act and the rules and regulations of the Commission thereunder; (b) the current registration statement, Prospectus and Statement of Additional Information of the Funds shall contain all material information believed by the Company and the Adviser to required to be stated therein in conformity with Securities Act and the 1940 Act and the rules and regulations of the Commission thereunder or other applicable regulatory authority, (c) all statements of fact contained in the current registration statement, Prospectus and Statement of Additional Information of the Funds and in any advertisement or sales literature prepared with the approval of the Company or its Adviser are true and correct in all material respects; (d) neither any registration statement, Prospectus, Statement of Additional Information nor any advertisement or sales literature prepared with the approval of the Company or its Adviser includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares; (e) no portfolio securities transactions of the Funds, or commissions in connection therewith, shall be directed to any dealer by the Funds, the Adviser, or any of their respective affiliates, in connection with any fees payable to such dealer unless (i) such direction or commission payment is permitted in accordance with a Rule 12b-1 plan adopted by the Funds or (ii) such direction of portfolio transactions is necessary in order to the Adviser to seek to obtain best execution of the Funds’ portfolio transactions; (f) each Fund or the Adviser has implemented policies and procedures required by Rule 12b-1(h)(2)(ii) under the 1940 Act and has determined that the criteria used to select broker-dealers that both execute Fund portfolio transactions and promote or sell the Shares is reasonable; (g) each Fund’s Prospectus contains such disclosure with respect to fees paid and charges imposed in connection with the sale of the Shares as is necessary to comply with all laws, rules and regulations, including, without limitation, disclosure of all cash compensation as required by Rule 2830(l) of the NASD Conduct Rules (including if applicable the nature and amounts of any fees paid which are not paid in accordance with the Funds’ Rule 12b-1 plan (“Non-Rule 12b-1 fees” ), and (h) any Non-Rule 12b-1 fees and charges will be in compliance with the rules and regulations of the NASD, including, without limitation, Rule 2830 of the NASD Conduct Rules.

The foregoing representations and warranties shall continue throughout the term of this Agreement and be deemed to be of a continuing nature, applicable to all Shares distributed hereunder. From time to time each Company may, but shall not be obligated to, file such amendment or amendments to any registration statement and such supplement or supplements to any Prospectus as, in the light of future developments, may, in the opinion of the Company, be necessary or advisable and, to the extent any such amendment relates to the distribution of Shares, provide reasonable advanced notice to the Distributor concerning such filing. If the Company shall not propose any amendment or amendments and/or supplement or supplements, in each case pertaining to a material matter relating to the distribution of Shares, within 15 days after receipt by the Company of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement provided that, in the written opinion of counsel to the Distributor, such amendment or supplement is necessary for the Company and/or the Distributor to comply with applicable law. If such requested amendment or supplement shall be made, and the Company delivers to the Distributor a written opinion of counsel to the Company stating that (a) counsel to the Company does not agree with the Distributor’s view as to the necessity of such amendment or supplement and (b) such amendment or supplement is being made by the solely to avoid triggering the Distributor’s right to terminate the Agreement under this Section 1.8, then the Company , the Adviser and any of their respective affiliates will be held harmless from, and indemnified by Distributor for, any liability or loss resulting from such requested amendment or supplement.

1.9 Each Company authorizes the Distributor and dealers to use any currently effective Prospectus in the form furnished by the Company from time to time in connection with the sale of the Shares.

1.10 The Distributor may utilize agents in its performance of its services and, with prior notice to each Company, appoint in writing other parties qualified to perform specific administration services reasonably acceptable to the Company (individually, a “Sub-Agent”) to carry out some or all of its responsibilities under this Agreement; provided, however, that a Sub-Agent shall be the agent of the Distributor and not the agent of the Company, and that the Distributor shall be fully responsible for the acts of such Sub-Agent and shall not be relieved of any of its responsibilities hereunder by the appointment of a Sub-Agent.

1.11 The Distributor shall not be liable to either Company or its shareholders for any liability, error of judgment or mistake of law or for any loss suffered by a Company in connection with the Distributor’s performance of its duties and obligations under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor’s part in the performance of its duties and obligations under this Agreement, from reckless disregard by the Distributor of its obligations under this Agreement, or from the Distributor’s failure to comply with laws, rules and regulations applicable to the Distributor in connection with its actions, activities, duties and obligations under this Agreement. Each Company, severally and not jointly, agrees to indemnify, defend and hold harmless the Distributor, its officers, partners, employees, subsidiaries, affiliates, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, (collectively, “Distributor Indemnitees”), from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) (collectively, “Claims”) which the Distributor Indemnitees may incur applicable laws, rules or regulations, including common laws or otherwise, arising out of or based upon: (a) the sole fact that the Distributor is the named distributor of the Funds; (b) the Distributor or any subsidiary or affiliate of the Distributor entering into selling agreements, dealer agreements, participation agreements, NSCC Trust Fund/SERV or Networking agreements or similar agreements (collectively, “Dealer Agreements”) with financial intermediaries on behalf of the Company; (c) any of the following: (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any Prospectus, (ii) any omission, or alleged omission, to state a material fact required to be stated in any registration statement or any Prospectus or necessary to make the statements therein not misleading, or (iii) any untrue statement, or alleged untrue statement, of a material fact in any Company-related advertisement or sales literature, or any omission, or alleged omission, to state a material fact required to be stated therein to make the statements therein not misleading, in either case notwithstanding the exercise of reasonable care in the review thereof by the Distributor; or (d) the breach by the Company of any provision of this Agreement; provided, however, that a Company’s agreement to indemnify the Distributor

Indemnitees pursuant to this Section 1.11 shall not be construed to cover any Claims (A) pursuant to subsection (c) above to the extent such untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Company by the Distributor for use in the registration statement or the Prospectus or in advertisement or sales literature; (B) arising out of or based upon the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of its obligations under this Agreement or the Distributor’s reckless disregard of its obligations under this Agreement; or (C) arising out of or based upon the Distributor’s failure to comply with laws, rules and regulations applicable to the Distributor in connection with its actions, activities, duties and obligations hereunder.

In the event of a Claim for which the Distributor Indemnitees may be entitled to indemnification hereunder, the Distributor shall fully and promptly advise each applicable Company in writing of all pertinent facts concerning such Claim, but failure to do so in good faith shall not affect the Company’s indemnification obligations under this Agreement except to the extent that the Company is materially prejudiced thereby. Each Company will be entitled to assume the defense of any suit brought to enforce any such Claim, provided such defense shall be conducted by counsel of good standing chosen by the Company and approved by the Distributor, which approval shall not be unreasonably withheld. In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the Company’s part, the Distributor shall have the right to participate in the defense. In the event the Company elects to assume the defense of any such suit and retain counsel of good standing so approved by the Distributor, the Distributor Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Company does not elect to assume the defense of any such suit or in case the Distributor reasonably withholds approval of counsel chosen by the Company, the Company will reimburse the Distributor Indemnitees named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by them to the extent related to a Claim covered under this Section 1.11. The Company’s indemnification agreement contained in this Section 1.11 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor Indemnitees, and shall survive the delivery of any Shares.

1.12 The Distributor agrees to indemnify, defend and hold harmless each Company, its respective officers, trustees, directors, employees, and any person who controls each Company within the meaning of Section 15 of the Securities Act (collectively, “Company Indemnitees”), from and against any and all Claims which the Company Indemnitees may incur under applicable laws, rules or regulations, including common laws or otherwise, arising out of or based upon (a) any of the following (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or Prospectus, (ii) any omission, or alleged omission , to state a material fact required to be stated in any registration statement or any Prospectus or necessary in order to make the statements therein not misleading, or (iii) any untrue statement, or alleged untrue statement, of a material fact in any Company-related advertisement or sales literature, or any omission, or alleged omission, to state a material fact in such materials that would be necessary to make the information therein not misleading, which untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Company by the Distributor for use in the registration statement or the Prospectus, or advertisement or sales literature; (b) the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of its duties and obligations under this Agreement, (c) the Distributor’s reckless disregard of its duties and obligations under this Agreement, (d) the Distributor’s failure to comply with laws, rules and regulations applicable to the Distributor in connection with its actions, activities, duties and obligations hereunder; (e) claims by the Distributor’s agents, representatives or employees, including the Distributor’s affiliates for commissions, service fees, or other compensation or remuneration of any type, to the extent that the Funds have not otherwise agreed to pay such remuneration; or (f) the breach by the Distributor of any provision of this Agreement; provided, however, that the Distributor’s agreement to indemnify the Company Indemnitees pursuant to this Section 1.12 shall not be construed to cover any Claims (A) arising out of or based upon the willful misfeasance, bad faith or gross negligence of the Company in the performance of its duties and obligations under this Agreement, (B) the Company’s reckless disregard of its duties and obligations under this Agreement; or (C) arising out of or based upon the Company’s failure to comply with laws, rules and regulations applicable to the Company in connection with its actions, activities, duties and obligations hereunder.

In the event of a Claim for which the Company Indemnitees may be entitled to indemnification hereunder, the Company shall fully and promptly advise the Distributor in writing of all pertinent facts concerning such Claim, but failure to do so in good faith shall not affect the Distributor’s indemnification obligations under this Agreement except to the extent that the Distributor is materially prejudiced thereby. The Distributor will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the Distributor and approved by the Company, which approval shall not be unreasonably withheld. In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the Distributor’s part, the Company shall have the right to participate in the defense. In the event the Distributor elects to assume the defense of any such suit and retain counsel of good standing so approved by the Company, the Company Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Distributor does not elect to assume the defense of any such suit or in case the Company reasonably withholds approval of counsel chosen by the Distributor, the Distributor will reimburse the Company Indemnitees named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by them to the extent related to a Claim covered under this Section 1.12. The Distributor’s indemnification agreement contained in this Section 1.12 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company Indemnitees, and shall survive the delivery of any Shares.

1.13 No Shares shall be offered by either the Distributor or either Company under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by a Company if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current Prospectus as required by Section 10(b)(2) of said Securities Act is not on file with the Commission; provided, however, that: (a) the Distributor will not be obligated to cease offering shares until it has received from the Company written notice of such events, and (b) nothing contained in this Section 1.13 shall in any way restrict or have an application to or bearing upon the Company’s obligation to repurchase Shares from any shareholder in accordance with the provisions of the Company’s Prospectus, Agreement and Declaration of Trust, or By-laws.

1.14 Each Company agrees to advise the Distributor as soon as reasonably practicable by a notice in writing delivered to the Distributor:

(a)	in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or Prospectus then in effect or the initiation by service of process on the Company of any proceeding for that purpose;

(b)	if it becomes aware of the happening of any event that makes untrue any statement of a material fact made in the registration statement or Prospectus then in effect or which requires the making of a change in such registration statement or Prospectus in order to make the statements therein not misleading; and

(c)	if it becomes aware of any other event which could reasonably be expected to have a material adverse impact upon the offering of Shares or the Distributor’s provision of services under this Agreement.

For purposes of this section, examinations and informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission unless they would reasonably be expected to have a material negative impact upon the offering of Shares.

1.15 During any period for which a party other than Distributor or one of its affiliates acts as any Fund’s transfer agent (“Transfer Agent”), the following provisions shall apply:

(a) Each Company shall obtain such certifications and perform such oversight as it believes appropriate to ensure that the Transfer Agent (i) has adopted and implemented written policies and procedures reasonably designed to prevent violations of the Federal Securities Laws (as defined under Rule 38a-1) by the Funds, and (ii) if required by law or otherwise will: (A) provide shareholder account data to dealers or other third parties; (B) facilitate the transfer of Shares held directly with the Transfer Agent; (C) indemnify a dealer against claims to which the dealer may become subject insofar as any Claim arises out of or is based on any error or alleged error made in the calculation of any Fund’s net asset value (“NAV”) per Share, to the extent that the Transfer Agent is responsible for such error or alleged error; (D) provide to Distributor such information required by Distributor to facilitate payment of Rule 12b-1 fees to dealers in a timely and accurate manner; (E) transmit purchase and redemption orders for Shares through the NSCC Fund/SERV system (“Fund/SERV”) or in certain circumstances through such other means; (F) make payment for purchases and redemptions of Shares on the settlement date and as otherwise required by a dealer through Fund/SERV; (G) notify dealers whenever an error is made in the calculation of any Fund’s NAV that require such dealers to reprocess transactions in Shares; (H) reject transactions in Shares known to be originating in states or jurisdictions in which the Fund shares are not qualified for sale; and (I) comply with applicable escheatment requirements.

(b) Each Company will provide or cause to be provided to Distributor at least quarterly (or more frequently to the extent required by law applicable to the Distributor) certifications, in a form reasonably acceptable to the Distributor, with respect to the Funds’ compliance with anti-money laundering laws, Rule 12b-1(h) under the 1940 Act, market timing policies and procedures, and such other certifications as Distributor shall reasonably request from time to time.

1.16 Each Company will provide, or cause to be provided, such cooperation and information as the Distributor shall reasonably request from time to time, including, without limitation, information to facilitate the Distributor’s compliance with the Federal Securities Laws, as defined within Rule 38a-1(e)(1) under the 1940 Act.

1.17 The Distributor will provide, or cause to be provided, such cooperation and information as either Company or its officers shall reasonably request from time to time, including, without limitation, information to facilitate the Company’s compliance with the Federal Securities Laws, as defined within Rule 38a-1(e)(1) under the 1940 Act.

2.	Fees.

2.1 Attached as Schedule B to this Agreement are all plans of distribution under Rule 12b-1 under the 1940 Act approved by the Funds and in effect (collectively, “Distribution Plan”). Each Company will deliver, or cause to be delivered, to the Distributor promptly, after any changes thereto, updated copies of the Distribution Plan. Notwithstanding the existence of the Distribution Plan, it is contemplated by the Company and the Distributor (as of the date of this Agreement) that the Distributor will not be compensated for its services under this Agreement from the Distribution Plan, but will instead only be compensated by the Adviser as set forth in the Distribution Services Agreement between the Distributor and the Adviser dated as of March 1, 2004 (a copy of which has been provided to the Board), pursuant to which the Adviser has agreed to pay certain fees to the Distributor and reimburse certain expenses of the Distributor for its services under the Distribution Services Agreement. All amounts received by the Distributor from the Funds under the Distribution Plan or otherwise and not forwarded to brokers or dealers of record (in accordance with the applicable Prospectuses), will be utilized by the Distributor exclusively to support the distribution of the Funds. However, the Funds may at any time in the future compensate the Distributor for its services under this Agreement from the Distribution Plan. The Funds and the Distributor agree that amounts paid to the Distributor under the Distribution Plan with respect to Class R Shares shall be limited to a total of 0.50% of each applicable Fund’s average daily net assets.

2.2 In the event that the Distributor is requested or authorized by a Company or is required by governmental regulation, summons, subpoena, investigation, examination or other legal or regulatory process to produce documents or personnel with respect to services provided by the Distributor to the Company or any Fund, the Company will, so long as the Distributor is not the subject of the investigation or proceeding with respect to which the information is sought, pay the Distributor for its reasonable professional time (at its standard billing rates) and reimburse the Distributor for its out-of-pocket expenses (including reasonable attorneys fees) incurred in responding to such requests or requirements. Notwithstanding the foregoing, if a governmental regulation, summons, subpoena, investigation, examination or other legal or regulatory process described above is made to the Distributor without the prior knowledge of a Company, the Distributor shall fully and promptly advise the Company in writing in advance of producing any documents or personnel pursuant to such request in order for the Company to consider the request and oppose such request if appropriate in the Company’s opinion. The Company shall not be obligated to pay or reimburse any amounts to the Distributor under this Section 2.2 if the Distributor fails to notify the Company as set forth above.

3.	Sale and Payment.

3.1 Shares of a Fund may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Distribution Plan referred to above. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or subject to a contingent deferred sales load with respect to certain redemptions (either within a single class of Shares or pursuant to two or more classes of Shares), such Shares shall hereinafter be referred to collectively as “Load Shares” (and in the case of Shares that are sold with a front-end sales load, “Front-end Load Shares”, or Shares that are sold subject to a contingent deferred sales load, “CDSL Shares”). Funds that issue Front-End Load Shares shall hereinafter be referred to collectively as “Front-End Load Funds.” Funds that issue CDSL Shares shall hereinafter be referred to collectively as “CDSL Funds.” Front-end Load Funds and CDSL Funds may individually or collectively be referred as “Load Funds.”

3.2 Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares.

(a)	To the extent directed by the applicable Company or its Adviser and permitted by the Prospectus, the Distributor shall have the right to (a) offer Load Shares at their NAV and to sell such Load Shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof and (b) sell Load Shares to dealers against orders therefor at the public offering price less a concession determined by the Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 4 below.

(b)	Prior to the time of delivery of any Load Shares by a Load Fund to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in same-day funds equal to the applicable NAV of such Shares. The Distributor may retain so much of any sales charge or underwriting discount as is not allowed by the Distributor as a concession to dealers.

3.3 With respect to CDSL Funds, the following provisions shall be applicable:

(a) Except as otherwise agreed by the parties hereto, the Distributor shall be entitled to receive all CDSL charges, Rule 12b-1 payments and all distribution and service fees set forth in the Distribution Plan adopted by a CDSL Fund (collectively, “CDSL Payments”) with respect to CDSL Shares. At the direction of a Company or the Adviser, the Distributor shall assign or sell to a third party (a “CDSL Financing Entity”) all or a part of the CDSL Payments on CDSL Shares that the Distributor is otherwise entitled to receive under this Agreement. The Distributor’s right to the CDSL Payments on such CDSL Shares, if assigned or sold to a CDSL Financing Entity, shall continue after termination of this Agreement to the extent necessary to permit the Distributor to honor its ongoing obligations to a CDSL Financing Entity, if any.

(b) Unless the Distributor is legally entitled to receive such fees as the financing entity, the right of the Distributor to receive any CDSL Payments in respect of periods subsequent to the termination of this Agreement shall terminate upon termination of this Agreement. In the event Distributor assigns or sells all or a part of the CDSL Payments to a CDSL Financing Entity and this Agreement is subsequently terminated, Distributor shall have no obligation to assist the CDSL Financing Entity in connection with such CDSL Financing Entity’s right to receive such CDSL Payments subsequent to such termination.

(c) The Distributor shall not be required to offer or sell CDSL Shares of a CDSL Fund unless and until it has received a binding commitment (a “Commitment”) from the applicable Company or a CDSL Financing Entity that is reasonably satisfactory to the Distributor (it being understood in all cases that the Advisor or an affiliate of the Advisor will be satisfactory to the Distributor for this purpose), which Commitment shall cover all initial and ongoing expenses and fees related to the offer and sale of such CDSL Shares including, but not limited to, dealer reallowances, financing commitment fees, and reasonable legal fees. If at any time during the term of this Agreement the then-current CDSL financing is terminated through no fault of the Distributor, the Distributor shall have the right to immediately cease offering or selling CDSL Shares until substitute financing becomes effective.

(d) The Distributor and each Company hereby agree that the terms and conditions set forth herein regarding the offer and sale of CDSL Shares may be amended upon approval of both parties in order to comply with the terms and conditions of any agreement with a CDSL Financing Entity to finance the costs for the offer and sale of CDSL Shares so long as such terms and conditions are in compliance with the Distribution Plan.

4.	Public Offering Price.

The public offering price of a Load Share shall be the NAV of such Load Share next determined, plus any applicable sales charge, all as set forth in the current Prospectus of the Load Fund. The NAV of Load Shares shall be determined in accordance with the then-current Prospectus of the Load Fund.

5.	Issuance of Shares.

Each Company reserves the right to issue, transfer or sell Load Shares at their NAV (a) in connection with the merger or consolidation of the Company or the Load Fund(s) with any other investment company or the acquisition by the Company or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then-current Prospectus of the Load Fund; and (e) otherwise in accordance with any then-current Prospectus of the Load Fund.

6.	Term, Duration and Termination.

6.1 This Agreement shall become effective with respect to each Fund as of the date first written above (“Effective Date”) (or, if a particular Fund is not in existence on such date, on the earlier of the date an amendment to Schedule A to this Agreement relating to that Fund is executed or the Distributor begins providing services under this Agreement with respect to such Fund) and, unless sooner terminated as provided herein, shall continue for a one-year period following the Effective Date.

6.2 Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Board or the vote of a majority of the outstanding voting securities of such Fund.

6.3 Notwithstanding the foregoing, this Agreement is terminable without penalty with 60 days’ prior written notice by the Board, by vote of a majority of the outstanding voting securities of the Company, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested persons” and “assignment” shall have the same meaning as ascribed to such terms in the 1940 Act.)

7.	Privacy.

7.1 Nonpublic personal financial information relating to consumers or customers of the Funds provided by, or at the direction of, a Company to the Distributor, or collected or retained by the Distributor to perform its obligations as distributor, shall be considered confidential information. The Distributor shall not disclose or otherwise use any nonpublic personal financial information relating to present or former shareholders of the Funds other than for the purposes for which that information was disclosed to the Distributor, including use under an exception in Rules 13, 14 or 15 of Regulation S-P in the ordinary course of business to carry out those purposes.

7.2 The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of the Funds. Each Company represents to the Distributor that it has adopted a Statement of its privacy policies and practices as required by Regulation S-P and agrees to provide the Distributor with a copy of that statement upon request.

8.	Anti-Money Laundering Compliance.

8.1 Each of Distributor and each Company acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, “AML Acts”), which require, among other things, that financial institutions adopt compliance programs reasonably designed to guard against money laundering and terrorist financing and to comply with their obligations under the AML Acts. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. The Distributor shall also provide written notice to each person or entity with which it entered an agreement prior to the date hereof with respect to sale of the Company’s Shares, such notice informing such person of anti-money laundering compliance obligations applicable to financial institutions under applicable laws and, consequently, under applicable contractual provisions requiring compliance with such laws.

8.2 The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Distributor with any dealer that is authorized to effect transactions in Shares of the Company.

8.3 Each of Distributor and each Company agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto (“AML Operations”). Distributor undertakes that it will grant to each Company, each Company’s anti-money laundering compliance officer and regulatory agencies, reasonable access to copies of Distributor’s AML Operations, books and records pertaining to such Company only. It is expressly understood and agreed that each Company and the Company’s compliance officer shall have no access to any of Distributor’s AML Operations, books or records pertaining to other clients of Distributor.

9.	Notices.

Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail, or by nationally recognized overnight courier, to the party required to be served with such notice at the following address: if to a Company, to it at 480 Pierce Street, Birmingham, MI 48009, Attention: Chief Legal Officer; and if to Distributor, to it at 100 Summer Street, Boston, Massachusetts 02110, Attention: Broker Dealer Chief Compliance Officer, with a copy to BISYS Distribution Services, 3435 Stelzer Road, Columbus, Ohio 43219, Attention: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

10.	Confidentiality.

10.1 During the term of this Agreement, the Distributor and the Company may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means information belonging to the Distributor or a Company which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement. Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known without breach of this Agreement, (ii) the information is disclosed to the other party by a third party not under an obligation of confidentiality to the party whose Confidential Information is at issue of which the party receiving the information should reasonably be aware, or (iii) the information is independently developed by a party without reference to the other’s Confidential Information.

10.2 Each party will protect the other’s Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information, and will not use the other party’s Confidential Information other than in connection with its obligations hereunder. Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by any Agency; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other party; provided that in the event of (i) or (ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicably and cooperate with the other party (at such other party’s expense) in any efforts to prevent such disclosure.

10.3 The obligations of confidentiality set forth in this Section shall survive the termination of this Agreement for an indefinite period with respect to customer lists and personal non-public information regarding the Companies’ customers, and for a period of three (3) years after termination with respect to all other Confidential Information.

11.	Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York, without regard to New York’s conflicts of laws principles, and the applicable provisions of the 1940 Act.

12.	Prior Agreements.

This Agreement constitutes the complete agreement of the parties as to the subject matter covered by this Agreement, and supersedes all prior negotiations, understandings and agreements bearing upon the subject matter covered by this Agreement.

13.	Amendments.

No amendment to this Agreement shall be valid unless made in writing and executed by all parties hereto.

14.	Matters Relating to the Companies as a Trust.

It is expressly agreed that the obligations of each Company hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Company personally, but shall bind only the property of the Company. The execution and delivery of this Agreement have been authorized by the Board, and this Agreement has been signed and delivered by an authorized officer of each Company, acting as such, and neither such authorization by the Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall bind only the property of the Company pursuant to its Declaration of Trust.

*        *        *        *        *         *

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

Munder Series Trust

By:	/s/ Stephen J. Shenkenberg
Name:	Stephen J. Shenkenberg
Title:	Vice President, Secretary, CCO & CLO

Munder Series Trust II

By:	/s/ Stephen J. Shenkenberg
Name:	Stephen J. Shenkenberg
Title:	Vice President, Secretary, CCO & CLO

Funds Distributor, Inc.

By:	/s/ Brian Bey
Name:	Brian Bey
Title:	President

SCHEDULE A

FUNDS

MUNDER SERIES TRUST

Institutional Money Market Fund

Liquidity Money Market Fund

Munder Asset Allocation Fund - Balanced

Munder Bond Fund

Munder Cash Investment Fund

Munder Energy Fund

Munder Index 500 Fund

Munder Intermediate Bond Fund

Munder International Bond Fund

Munder International Equity Fund

Munder Internet Fund

Munder Large-Cap Core Growth Fund

Munder Large-Cap Value Fund

Munder Micro-Cap Equity Fund

Munder Mid-Cap Core Growth Fund

Munder Real Estate Equity Investment Fund

Munder S&P MidCap Index Equity Fund

Munder S&P SmallCap Index Equity Fund

Munder Small-Cap Value Fund

Munder Small-Mid Cap Fund

Munder Tax-Free Money Market Fund

Munder Tax-Free Short & Intermediate Bond Fund

Munder Technology Fund

MUNDER SERIES TRUST II

Munder Healthcare Fund

SCHEDULE B

DISTRIBUTION PLAN

THE MUNDER FUNDS

Combined Distribution And Service Plan

May 18, 2006

WHEREAS, each of Munder Series Trust (“MST”) and Munder Series Trust II (collectively, “Fund Groups”) engages in business as an open-end investment company and is registered with the Securities and Exchange Commission (“SEC”) as such under the Investment Company Act of 1940, as amended (“1940 Act”);

WHEREAS, shares of common stock or shares of beneficial interest of the Fund Groups are currently divided into separate investment portfolios (“Funds”);

WHEREAS, shares of common stock or beneficial interest of the Funds are currently divided into one or more of the following classes of shares: Class A, Class B, Class C, Class L, which may charge 12b-1 fees, and Class K (referred to as “Comerica Class K” with respect to the Institutional Money Market Fund), which may charge shareholder servicing fees;

WHEREAS, each of the Fund Groups employs Funds Distributor, Inc. (“Distributor”) as distributor of the securities of which it is the issuer;

WHEREAS, each of the Fund Groups has entered into a Combined Distribution Agreement dated June 13, 2003, as amended, pursuant to which the Distributor is employed in such capacity during the continuous offering of each Fund’s shares;

WHEREAS, each of the Fund Groups or their predecessors in interest, on behalf of the Funds, either directly or through the Distributor, has entered into distribution and/or shareholder servicing agreements, including Dealer Agreements, with various service organizations (“Service Organizations”) pursuant to which the Service Organizations will make available and/or provide various services to certain classes of shares of the Funds;

WHEREAS, MFI, The Munder Framlington Funds Trust (“MFFT”), The Munder Funds Trust (“MFT”) and St. Clair Funds, Inc. (“St. Clair”) previously adopted a Combined Distribution and Service Plan, as amended through May 9, 2003, which represented the combination of various Service Plans and Distribution and Service Plans for each of the portfolios of MFI, MFFT, MFT and St. Clair (“Pre-Reorganization Plan”);

WHEREAS, MST adopted a Distribution and Service Plan (“MST Plan”) on February 11, 2003 for each of its classes of shares, which was intended to replace the Pre-Reorganization Plan following the reorganization of all of the portfolios of MFI, MFFT, MFT and St. Clair into corresponding series of MST;

WHEREAS, certain portfolios of MFI and MFFT did not receive sufficient shareholder approval to be reorganized into series of MST;

WHEREAS, the terms of the Pre-Reorganization Plan and MST Plan were substantially similar in all material respects, and each of the Fund Groups on behalf of the Funds combined the two Plans into a single Combined Distribution and Service Plan (“Combined Plan”) on June 13, 2003;

WHEREAS, on August 12, 2003, the Board of MST, MFI and MFFT approved the addition of Class R Shares as a new class of shares for the Funds;

WHEREAS, on August 18, 2003, the Munder U.S. Treasury Money Market was liquidated;

WHEREAS, Maryland law was amended to permit the reorganization of each of the remaining portfolios of MFI with and into series of MST without shareholder approval;

WHEREAS, the Board of Directors of MFI approved an Agreement and Plan of Reorganization and Redomiciliation, dated as of August 12, 2003, pursuant to which each of the remaining series of MFI were reorganized with and into a corresponding series of MST on October 30, 2003; and

WHEREAS, on October 31, 2003, Class II shares were converted and/or reclassified as Class C shares;

WHEREAS, on May 18, 2004, Preferred (Y-2) shares and Investor (Y-3) shares were abolished by the Board of Trustees of MST;

WHEREAS, on November 9, 2004, the Board of Trustees of MST approved two Agreements and Plans of Reorganization, each dated as of November 9, 2004, pursuant to which the International Growth Fund and Emerging Markets Fund were reorganized with and into the International Equity Fund on February 4, 2005, and the Small Company Growth Fund was reorganized with and into the Micro-Cap Equity Fund on February 25, 2005;

WHEREAS, on December 13, 2004, the Institutional Government Money Market Fund was liquidated;

WHEREAS, on February 8, 2005, the Board of Trustees of MFFT approved the change of the name of The Munder Framlington Funds Trust to Munder Series Trust II;

WHEREAS, on May 17, 2005, the Board of Trustees of MST approved (i) the addition of a new series to MST, namely the Munder Small-Mid Cap Fund, which offers Class A, Class B, Class C, Class R, Class K and Class Y shares; and (ii) changes in the names of the Munder NetNet Fund, Munder Future Technology Fund, Munder MidCap Select Fund and Munder Multi-Season Growth Fund;

WHEREAS, on May 17, 2005, the Board of Trustees of MST approved two Agreements and Plans of Reorganization, each dated as of May 17, 2005, pursuant to which the U.S.

2

Government Income Fund was reorganized with and into the Bond Fund on August 12, 2005 and the Tax-Free Bond Fund was reorganized with and into the Tax-Free Short & Intermediate Bond Fund on August 12, 2005;

WHEREAS, on September 26, 2005, Class K shares of the Institutional Money Market Fund (formerly known as “Munder Institutional Money Market Fund”) were renamed Comerica Class K shares;

WHEREAS, on February 14, 2006, the Board of Trustees of MST approved a change in the name of the Munder Power Plus Fund;

WHEREAS, on March 17, 2006, the Michigan Tax-Free Bond Fund was liquidated; and

WHEREAS, effective May 18, 2006, the Board of Trustees of MST approved a change in the name of the Munder Balanced Fund.

NOW, THEREFORE, the Combined Plan as adopted is hereby amended and restated, in accordance with Rule 12b-1 under the 1940 Act (if applicable) to update the exhibits to the Combined Plan to reflect such changes on the following terms and conditions:

1.1 Subject to the limitations on the payment of asset-based sales charges set forth in Section 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (“NASD”), as amended from time to time, each Fund shall pay to the Distributor, or pay directly to a Service Organization, an aggregate fee for distribution-related activities (“Distribution Fee”) at the annualized rate specified in the table below provided that:

(a)	Up to 0.25% of the average daily net asset value of such class of shares of each Fund (“25 basis points”) shall be used as a service fee (“Service Fee”) as defined by Section 2830 of the Conduct Rules, and

(b)	Not more than the amount in excess of the 25 basis points may be used for general distribution purposes (including but not limited to commission payments to broker-dealers, advertising, sales literature and other forms of marketing activities, functions and expenses).

Fund Shares	Distribution Fee Annual Rate (based on the average daily net asset value of the specified class of shares of each Fund)
Class A of the Funds listed on Exhibit A	0.25%
Class B of the Funds listed on Exhibit B	1.00%
Class C of the Funds listed on Exhibit C	1.00%
The Fund listed on Exhibit L	0.35%
Class R of the Funds listed on Exhibit R	1.00%

3

1.2 Each Fund shall pay directly to a Service Organization, an aggregate fee for shareholder services (“Shareholder Servicing Fee”) at an annualized rate of up to the amount specified in the table below:

Fund Shares	Shareholder Servicing Annual Fee Rate (based on the average daily net asset value of the specified class of shares of each Fund)
Class K (Comerica Class K in the case of the Institutional Money Market Fund) of the Funds listed on Exhibit K	0.25%
Class K of the Funds listed on Exhibit K1	0.15%

2. The Distribution Fee, Service Fee and Shareholder Servicing Fee each shall be calculated and accrued daily and paid at such intervals as the Board of Trustees of each Fund Group shall determine, subject to applicable Conduct Rules of the NASD and any applicable rules or regulations of the SEC.

3. Payments under this Combined Plan for each Fund and its classes of shares are not tied exclusively to actual distribution and/or service fees and expenses, and the payments under this Combined Plan may exceed distribution and service expenses actually incurred.

4. The Combined Plan shall not take effect with respect to any Fund Group, Fund or class of shares thereof until it, with any related agreements, has been approved by votes of a majority of both (a) the Trustees of the applicable Fund Group and (b) those Trustees of the applicable Fund Group who are not “interested persons” of such Fund Group (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the “Rule 12b-1 Trustees”), cast in person at a meeting (or meetings) called for the purpose of voting on this Combined Plan and such related agreements.

5. The Combined Plan shall continue in full force and effect as to each Fund and any classes of shares of each of the Funds listed on the attached Exhibits, as may be amended and supplemented from time to time, for so long as such continuance is specifically approved at least annually in the manner provided in paragraph 4 hereof for initial approval of this Combined Plan.

6. The Distributor shall provide to the Trustees of the Fund Groups, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

7. The Combined Plan may be terminated as to any Fund or any class thereof at any time, without payment of any penalty, by the vote of the Trustees of the applicable Fund Group,

4

by the vote of a majority of the Rule 12b-1 Trustees, or by the vote of a majority of the outstanding voting securities of any Fund or the applicable class thereof.

8. The Combined Plan may not be amended to increase materially the amount to be spent for distribution unless such amendment is approved by the shareholders of the relevant Fund or Funds or the applicable class or classes thereof in the manner provided in the 1940 Act, and no material amendment to this Combined Plan shall be made unless approved in the manner provided in paragraph 4 hereof for initial approval and annual renewal of this Combined Plan.

9. While this Combined Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the 1940 Act) of the Fund Groups shall be committed to the discretion of the Trustees who are not such interested persons.

10. The Fund Groups shall preserve copies of this Combined Plan and any related agreements and all reports made pursuant to paragraph 6 hereof, for a period of not less than six (6) years, any such agreement or any such report, as the case may be, the first two (2) years in an easily accessible place.

5

May 18, 2006

Exhibit A

CLASS A SHARES

Munder Series Trust II Fund	Date of Board Approval	Date of Amendments
Healthcare Fund	11/7/96	8/3/99, 2/25/01, 5/21/02, 2/11/03, 5/9/03, 6/13/03, 8/18/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Munder Series Trust Fund	Date of Board Approval	Date of Amendments
Asset Allocation Fund – Balanced	2/11/03	6/13/03, 8/18/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Bond Fund	2/11/03	6/13/03, 8/18/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06

Cash Investment Fund	2/11/03	6/13/03, 8/18/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Energy Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Index 500 Fund	2/11/03	6/13/03, 8/18/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Intermediate Bond Fund	2/11/03	6/13/03, 8/18/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

International Bond Fund	2/11/03	6/13/03, 8/18/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

International Equity Fund	2/11/03	6/13/03, 8/18/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Internet Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Large-Cap Core Growth Fund	2/11/03	6/13/03, 8/18/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06

Large-Cap Value Fund	2/11/03	6/13/03, 8/18/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Micro-Cap Equity Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Mid-Cap Core Growth Fund	2/11/03	6/13/03, 8/18/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Real Estate Equity Investment Fund	2/11/03	6/13/03, 8/18/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Small-Cap Value Fund	2/11/03	6/13/03, 8/18/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Small-Mid Cap Fund	5/17/05	8/12/05, 3/17/06, 5/18/06

Tax-Free Money Market Fund	2/11/03	6/13/03, 8/18/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Tax-Free Short & Intermediate Bond Fund	2/11/03	6/13/03, 8/18/05, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Technology Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

A-1

May 18, 2006

Exhibit B

CLASS B SHARES

Munder Series Trust II Fund	Date of Board Approval	Date of Amendments
Healthcare Fund	11/7/96	8/3/99, 2/25/01, 5/21/02, 8/13/02, 2/11/03, 5/9/03, 6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Munder Series Trust Fund	Date of Board Approval	Date of Amendments
Asset Allocation Fund - Balanced	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Bond Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Cash Investment Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Energy Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Index 500 Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Intermediate Bond Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

International Bond Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

International Equity Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Internet Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Large-Cap Core Growth Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Large-Cap Value Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Micro-Cap Equity Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Mid-Cap Core Growth Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Real Estate Equity Investment Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Small-Cap Value Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Small-Mid Cap Fund	5/17/05	8/12/05, 3/17/06, 5/18/06

Tax-Free Short & Intermediate Bond Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Technology Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

B-1

May 18, 2006

Exhibit C

CLASS C SHARES

Munder Series Trust II Fund	Date of Board Approval	Date of Amendments
Healthcare Fund	11/7/96	8/3/99, 2/25/01, 5/21/02, 8/13/02, 2/11/03, 6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Munder Series Trust Fund	Date of Board Approval	Date of Amendments
Asset Allocation Fund – Balanced	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Bond Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Cash Investment Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Energy Fund	9/30/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Intermediate Bond Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

International Bond Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

International Equity Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Internet Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Large-Cap Core Growth Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Large-Cap Value Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Mid-Cap Core Growth Fund	9/30/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Micro-Cap Equity Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Real Estate Equity Investment Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Small-Cap Value Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Small-Mid Cap Fund	5/17/05	8/12/05, 3/17/06, 5/18/06

Tax-Free Short & Intermediate Bond Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Technology Fund	9/30/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

C-1

May 18, 2006

Exhibit K

CLASS K SHARES

(referred to as “Comerica Class K Shares”

in the case of the Institutional Money Market Fund)

Munder Series Trust II Fund	Date of Board Approval	Date of Amendments
Healthcare Fund	11/7/96	2/25/01, 5/21/02, 2/11/03, 5/9/03, 6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 9/26/05, 3/17/06, 5/18/06

Munder Series Trust Fund	Date of Board Approval	Date of Amendments
Asset Allocation Fund – Balanced	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 9/26/05, 3/17/06, 5/18/06

Bond Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 9/26/05, 3/17/06, 5/18/06

Energy Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 9/26/05, 3/17/06, 5/18/06

Index 500 Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 9/26/05, 3/17/06, 5/18/06

Institutional Money Market Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 9/26/05, 3/17/06, 5/18/06

Intermediate Bond Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 9/26/05, 3/17/06, 5/18/06

International Bond Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 9/26/05, 3/17/06, 5/18/06

International Equity Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 9/26/05, 3/17/06, 5/18/06

Internet Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 9/26/05, 3/17/06, 5/18/06

Large-Cap Core Growth Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 9/26/05, 3/17/06, 5/18/06

Large-Cap Value Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 9/26/05, 3/17/06, 5/18/06

K-1

Micro-Cap Equity Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 9/26/05, 3/17/06, 5/18/06

Mid-Cap Core Growth Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 9/26/05, 3/17/06, 5/18/06

Real Estate Equity Investment Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 9/26/05, 3/17/06, 5/18/06

S&P MidCap Index Equity Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 9/26/05, 3/17/06, 5/18/06

S&P SmallCap Index Equity Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 9/26/05, 3/17/06, 5/18/06

Small-Cap Value Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 9/26/05, 3/17/06, 5/18/06

Small-Mid Cap Fund	5/17/05	8/12/05, 9/26/05, 3/17/06, 5/18/06

Tax-Free Short & Intermediate Bond Fund	2/11/03	6/13/03, 10/31/03, 2/25/05, 5/17/05, 8/12/05, 9/26/05, 3/17/06, 5/18/06

Technology Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 9/26/05, 3/17/06, 5/18/06

K-2

August 18, 2003

Exhibit K1

CLASS K SHARES

Date of Board Approval
Cash Investment Fund	2/11/03, 8/18/03
Tax-Free Money Market Fund	2/11/03, 8/18/03

K1-1

April 30, 2003

Exhibit L

CLASS L SHARES

	Date of Board Approval	Date of Amendments
Liquidity Money Market Fund	2/11/03	4/30/03

L-1

May 18, 2006

Exhibit R

CLASS R SHARES

Munder Series Trust II Fund	Date of Board Approval	Date of Amendments
Healthcare Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Munder Series Trust Fund	Date of Board Approval	Date of Amendments
Asset Allocation Fund – Balanced	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Bond Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Cash Investment Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Energy Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Index 500 Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Intermediate Bond Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

International Bond Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

International Equity Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Internet Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Large-Cap Core Growth Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Large-Cap Value Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Micro-Cap Equity Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Mid-Cap Core Growth Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Real Estate Equity Investment Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Small-Cap Value Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Small-Mid Cap Fund	5/17/05	8/12/05, 3/17/06, 5/18/06

Tax-Free Money Market Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Tax-Free Short & Intermediate Bond Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

Technology Fund	8/12/03	10/31/03, 2/25/05, 5/17/05, 8/12/05, 3/17/06, 5/18/06

R-1